EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 33-30095 on Form S-8 of our report, dated June 29, 2022, appearing in this Annual Report on Form 11-K of First Busey Corporation Profit Sharing Plan and Trust for the year ended December 31, 2022.

/s/ CliftonlarsonAllen LLP
Milwaukee, Wisconsin
June 29, 2023